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                                   EXHIBIT 4

                                POWER OF ATTORNEY


               I, JOHN H. LAERI, JR., Executive Director of The Asbestos Settlement Trust, hereby appoint KEVIN E. IRWIN and GARY P. KREIDER, or either of them, as my true and lawful attorney-in-fact to sign on my behalf as said Executive Director and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me pursuant to Section 13(d) of the Securities Exchange Act of 1934.

               IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of June, 1997.




                                                      /s/John H. Laeri, Jr.
                                                      ---------------------
                                                       JOHN H. LAERI, JR.